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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77243, Form S-8 No. 333-03599, and Form S-8 No. 33-49777)
pertaining to the Eaton Corporation Share Purchase and Investment Plan of our report dated June 11, 1999, with respect to the financial statements and schedules of the Eaton Corporation Share Purchase and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 30, 1998.




/s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 1999





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